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                                                                    Exhibit 23.2


                         CONSENT OF INDEPENDENT AUDITORS







       We consent to the incorporation by reference in this Post Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 33-61564) pertaining to the TIG Holdings, Inc. 1993 Long-Term Incentive Plan, the TIG Holdings, Inc. 1996 Long-Term Incentive Plan, the TIG Holdings, Inc. 1996 Non-Employee Directors Compensation Program and the TIG Holdings, Inc. September 1996 Consultant Stock Option Agreement of our report dated February 2, 1996, except for Note P, as to which the date is February 22, 1996, with respect to the consolidated financial statements and schedules of TIG Holdings, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.



                                                   ERNST & YOUNG LLP


Dallas, Texas
October 31, 1996

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